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                                                                    Exhibit 23.5

                        CONSENT OF HOVDE FINANCIAL, INC.

     We hereby consent to the use of our opinion letter to the Board of Directors of First National Bank of Morgan included as Appendix C to the Proxy Statement-Prospectus which forms part of the Registration Statement on Form S-4 relating to the proposed acquisition by First National Bank of Morgan by Glacier Bancorp, Inc. and to the references to such opinion therein.

     In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         HOVDE FINANCIAL, INC.


                                         By: /s/ R. A. McKinney
                                             -----------------------------------
                                         Name: Rory A. McKinney
                                         Title: Vice President

Dated: June 23, 2006